EXHIBIT 107.1

CALCULATION OF FILING FEE TABLE

FORM S-8

Registration Statement Under the Securities Act of 1933

BATH & BODY WORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.50 par value per share(1)	Rule 457(c) and Rule 457(h)	2,400,000 shares	$41.51	(2)	$99,624,000	$0.0000927	$9,235.15
Total Offering Amounts						$99,624,000		$9,235.15
Total Fee Offsets								$0.00
Net Fee Due								$9,235.15

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the above-named plan by reason of any stock split, stock dividend or other similar transaction.
(2)	Pursuant to Rule 457(c) and 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 31, 2022.

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